Inquiries to XEROX CORPORATION concerning this Agreement should be addressed to:

         XEROX CORPORATION
         555 SO. AVIATION BLVD.
         MS M1 025
         EL SEGUNDO, CA 90245
         ATTN: HARVEY L. HUDDLESTON

Inquiries to the DEVELOPER concerning this Agreement should be addressed to:

         T/R SYSTEMS, INC.
         1300 OAKBROOK DRIVE
         NORCROSS, GA 30093
         ATTN: EDWARD GAUGHAN


                                TABLE OF CONTENTS


I.       Definitions
II.      Title to Licensed Software and Marketing Exclusivity
III.     License Grant
IV.      License Fee
V.       Royalty
VI.      Marketing of Licensed Software
VII.     Enhancements to Licensed Software
VIII.    Specifications, Delivery and Acceptance
IX.      Warranty after Approval
X.       Technical Support
XI.      Termination
XII.     Indemnification
XIII.    Disclaimer
XIV.     Force Majeure
XV.      Ethical Standards
XVI.     Confidential Information
XVII.    Assignment
XVIII.   Modification
XIX.     Bankruptcy
XX.      Compliance with the Law
XXI.     Nonpublicity
XXII.    Controlling Law
XXIII.   General Provisions
XXIV.    Attachments

                               ATTACHMENT SCHEDULE

 I.      Specifications
 II.     Delivery and Fee
 III.    Royalty
 IV.     Technical Support
 V.      Distribution of Licensed Software
 VI.     Product Packaging
 VII.    End-User Agreement
 VIII. Licensed Software Xerox Printers Configuration & Communication Functionality
 IX.     Licensed Software Acceptance Test


         This Agreement is made between T/R Systems ("DEVELOPER"), with offices at 1300 Oakbrook Drive, Norcross, Georgia 30093 and XEROX CORPORATION, ("XEROX") with offices at 555 South Aviation Blvd, El Segundo, CA. 90245, and shall be effective as of July 31, 2001 or the date on which the signature of the last party to sign is placed on the agreement.


RECITALS

         DEVELOPER has either created, or has the rights to certain computer programs, DOCUMENTATION, and related written materials as defined in Attachment I, ("Underlying Software") and XEROX desires to acquire a right and license to market the Underlying Software as modified by DEVELOPER for XEROX, under the terms and conditions set forth in this Agreement; and


         DEVELOPER is willing to grant such rights and licenses and is further willing to prepare modifications and additions to the Underlying Software and provide Technical Support as required herein; and:


         In consideration of the mutual Agreements contained in this Agreement, DEVELOPER and XEROX hereby agree as follows:


I.       DEFINITIONS


1.01 "LICENSED SOFTWARE" means all software, IMPROVEMENTS and DOCUMENTATION created or developed pursuant to this Agreement from the Underlying Software and conforming to the Specifications set forth in Attachment I hereof, and shall include all modifications, improvements, enhancements, additions, derivative works, updates, releases and versions thereof; provided, however, that the term "Licensed Software" as used throughout this Agreement shall be subject to XEROX' rights as set forth in Section 2.01.

1.02 "DERIVATIVE WORKS" means any work based on, and derived from, the IMPROVEMENTS, which

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derivation was created or developed at the expense of, or on the initiative of,
Xerox as additionally detailed in 2.01.

1.03 "IMPROVEMENTS" means the software program portions of the LICENSED SOFTWARE developed specifically for XEROX for interface with and connectivity to the Underlying Software.

1.04 "DOCUMENTATION" means all written text including but not limited to manuals, brochures, specifications and software descriptions, in electronic, printed and/or camera ready form, and related materials customarily needed for use with LICENSED SOFTWARE.

1.05 "XEROX COMPANIES" means Xerox Corporation, Fuji Xerox Co., Ltd., and their respective subsidiaries and affiliates, and "XEROX COMPANY" shall mean any one of the aforesaid companies.

1.06 "End-User" means a person or entity that acquires the LICENSED SOFTWARE from XEROX for use other than resale or distribution.

1.07 "Specification" means the Licensed Software description in Attachment I which may change from time to time and is expressly incorporated herein by this reference.

II.   TITLE TO LICENSED SOFTWARE & MARKETING EXCLUSIVITY


2.01 Title to the UNDERLYING SOFTWARE resides in DEVELOPER. XEROX COMPANIES have the exclusive right to distribute the LICENSED SOFTWARE themselves, or through authorized dealers or distributors, under the terms and conditions set forth in Attachment V of this Agreement. Title to the IMPROVEMENTS and the DERIVATIVE WORKS shall reside in XEROX. If the DERIVATIVE WORKS are prepared by DEVELOPER, they shall be deemed a work-for-hire, and if any such work does not so qualify, DEVELOPER hereby assigns and transfers to XEROX the full copyright therein. Nothing herein shall restrict DEVELOPER's rights to the Underlying Software.

III.     LICENSE GRANT


3.01 DEVELOPER grants and conveys to XEROX COMPANIES a perpetual, exclusive, world-wide right and license to market and distribute the LICENSED SOFTWARE pursuant to the terms set forth in this Agreement. No rights are granted to XEROX in the Underlying Software as a stand-alone product.

3.02 The license to market granted in this Agreement extends to and includes Releases [x.x.(x)] of the LICENSED SOFTWARE. These releases will include all error corrections. DEVELOPER will provide XEROX written notification of pending new updates, releases and versions and availability thereof, sufficiently in advance of publication in order for XEROX to react in a timely manner.

3.03 XEROX grants to DEVELOPER a perpetual, nonexclusive, royalty-free, world-wide right and license (with a right to sublicense) to copy the IMPROVEMENTS and DERIVATIVE WORKS for purposes of distributing the LICENSED SOFTWARE to XEROX pursuant to this Agreement.

IV.      LICENSE FEE

4.01 If XEROX agrees to pay DEVELOPER a license fee for development of the LICENSED SOFTWARE, the specific items, maximum dollar value, and payment schedule of such fee will be defined in Attachment II, entitled "Delivery and Fee."

4.02 In the event the parties have identified a development fee in Attachment II, DEVELOPER shall provide to XEROX evidence that the applicable Delivery Milestones described on Attachment II have been met, and XEROX's obligation to pay DEVELOPER shall be contingent upon the receipt of such evidence. All payments shall be made [ * ] days following XEROX' receipt of DEVELOPER's invoice.

V.       ROYALTY


5.01 DEVELOPER will charge the prices for each unit of LICENSED SOFTWARE set forth in Attachment III.

VI.      MARKETING OF LICENSED SOFTWARE

6.01 DEVELOPER will provide to XEROX full, complete and accurate marketing information, technical specifications, and update descriptions related to the LICENSED SOFTWARE for the primary purpose of promotion thereof, so that XEROX COMPANIES can, on a periodic basis and as new changes or additions occur, distribute the same to its sales force and End-Users. During the term of this Agreement, XEROX COMPANIES may also include LICENSED SOFTWARE product description and information in any XEROX literature. The distribution of such literature by XEROX COMPANIES will be at the expense of XEROX COMPANIES. XEROX COMPANIES may, at their option and expense, prepare its own promotional literature relating to LICENSED SOFTWARE and distribute the same to its sales force and End-Users.



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VII.     ENHANCEMENTS TO LICENSED SOFTWARE


7.01 As DEVELOPER issues new releases of the Underlying Software, DEVELOPER agrees to issue new releases of the LICENSED SOFTWARE containing the enhancements to the Underlying Software contained in the new releases thereof, at DEVELOPER's expense, for future distribution by XEROX; provided that if such customizations of the LICENSED SOFTWARE are more than routine in nature or expense, XEROX will pay DEVELOPER such amounts as are mutually agreed to by the parties.

VIII.    SPECIFICATIONS, DELIVERY AND ACCEPTANCE


8.01 DEVELOPER will develop the LICENSED SOFTWARE in accordance with the Specification defined in Attachment I and will deliver the LICENSED SOFTWARE to XEROX in accordance with Schedule A, B, or C of Attachment II, as appropriate.

8.02 XEROX reserves the right to make changes to the Specifications at any time prior to delivery of the LICENSED SOFTWARE in accordance with 8.01 and DEVELOPER agrees to make such changes; provided that XEROX and DEVELOPER have negotiated in good faith and agreed to an equitable adjustment in fees or time schedule, as necessary, for substantial changes to the specification and/or changes which affect the dates for scheduled delivery.

8.03 After delivery as stated in 8.01 of the LICENSED SOFTWARE, XEROX will have [ * ] days to test the same and to notify DEVELOPER in writing of either its Approval or reasons for non-conformance to the Specifications of Attachment
I. The Acceptance Criteria in Attachment I shall serve as the criteria which Xerox will use in making its determination as to Approval.

8.04 Upon notification by XEROX in accordance with 8.03 that the LICENSED SOFTWARE does not meet the Specifications of Attachment I, DEVELOPER will correct the LICENSED SOFTWARE within a correction period of [ * ] days following receipt of written notice from XEROX, and XEROX will be relieved of its [ * ] day Approval obligation set forth in 8.03. If DEVELOPER subsequently delivers corrected LICENSED SOFTWARE to XEROX within said [ * ] day correction period, XEROX will have an additional [ * ] days from receipt to reevaluate the corrected LICENSED SOFTWARE.

8.05 If DEVELOPER is unable to meet the Specifications of Attachment I in the [ * ] day correction period of 8.04, or within [ * ] days of the delivery milestone dates set forth in Attachment I or II then as XEROX' sole remedy and at its option XEROX may:

         (a) Extend the correction period by an amount of time as may be a determined by XEROX; or

         (b) Approve the LICENSED SOFTWARE with an equitable reduction in the fee specified in Attachment II, Schedule B; or

         (c) Reject the LICENSED SOFTWARE by notifying DEVELOPER of such in writing and promptly returning all LICENSED SOFTWARE to DEVELOPER with all copies made thereof upon DEVELOPER refunding to XEROX any advances paid to DEVELOPER (if applicable); or

         (d)      Elect to terminate the Agreement.


IX.      WARRANTY AFTER APPROVAL


9.01 DEVELOPER represents and warrants that the LICENSED SOFTWARE, after Approval by Xerox as provided in Article VIII, will conform to the Specifications set forth in Attachment I in all material respects, including without limitation Year 2000 Performance Compliance and thus will be able to accurately process data (including but not limited to calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, and will remain so for [ * ] days.

9.02 If any program errors as described in Section 9.01 are discovered by XEROX following Approval and during the [ * ] day period specified in Section 9.01, DEVELOPER shall correct such errors at no charge to XEROX within a correction period in accordance with Attachment IV following receipt of written notice from XEROX of such errors. DEVELOPER shall not be obligated to correct, cure or otherwise remedy any error if the same is caused by any unauthorized changes to the LICENSED SOFTWARE, use with hardware or in an operating environment other than that specified in the Specifications, or misuse or damage by an End User.

9.03 If the program errors of 9.02 cannot be eliminated by DEVELOPER in the correction period referred to in Section 9.02, then as XEROX' remedy and at its option XEROX may:

         (a) Extend the correction period by an amount of time as may be determined by XEROX; or

         (b) Approve the LICENSED SOFTWARE with an equitable reduction in the fee specified in Attachment II, Schedule B; or


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
         (c) Reject the LICENSED SOFTWARE by notifying DEVELOPER of such in writing and promptly returning all copies of LICENSED SOFTWARE furnished by DEVELOPER to DEVELOPER upon DEVELOPER refunding to XEROX any advances paid to DEVELOPER (if applicable).

9.04 EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, DEVELOPER HEREBY DISCLAIMS AND XEROX HEREBY EXPRESSLY WAIVES ANY AND ALL OTHER EXPRESS WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, AND ANY AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

X.       TECHNICAL SUPPORT


10.01 DEVELOPER shall provide technical support and maintenance of the LICENSED SOFTWARE to XEROX in conformity with the terms and conditions defined in Attachment IV, entitled "Technical Support."


XI.      TERMINATION


11.01 The term of this Agreement shall be perpetual provided that neither party terminates or has terminated this Agreement as expressly provided below.

11.02 Either DEVELOPER or XEROX may terminate this Agreement by written notice of termination to the other party upon a material breach by DEVELOPER or XEROX which has not been cured within thirty (30) days of written notice of such breach. Termination of this Agreement shall also occur upon the rejection of the LICENSED SOFTWARE in accordance with 8.05(c) except that the obligations as to CONFIDENTIAL INFORMATION herein and any other remedies available, such as return of fees, shall not be waived and shall survive termination.

11.03 XEROX reserves the right, in whole or in part, in the exercise of its discretion, to terminate this Agreement upon not less than thirty (30) days written notice to DEVELOPER. In the event of termination or upon expiration of this Agreement, DEVELOPER shall return to XEROX any and all documents, materials, work product and all copies made thereof, which were obtained by DEVELOPER from XEROX or which were developed by DEVELOPER as a result of the work performed hereunder. In the event XEROX terminates this Agreement prior to its expiration date, XEROX' sole obligation shall be to pay DEVELOPER for the work completed as of the date of termination.

11.04 Subject to Attachment V, DEVELOPER reserves the right, in whole or in part, in the exercise of its discretion, to terminate the distribution portions of this Agreement upon not less than [ * ] days written notice to XEROX if DEVELOPER, in its sole discretion, determines that it shall discontinue the manufacture of the Underlying Software and therefore the LICENSED SOFTWARE. In the event of termination or upon expiration of this Agreement, XEROX shall return to DEVELOPER any and all documents, materials, work product and all copies made thereof, which were obtained by XEROX from DEVELOPER; provided, however, that XEROX may retain such portion of the foregoing to the extent necessary to continue to provide ongoing support to existing End-Users in accordance with Attachment IV, and further provided that such End-Users' right to use the LICENSED SOFTWARE shall continue subject to the terms of each individual End-User Agreement.

XII.     INDEMNIFICATION


12.01 DEVELOPER represents and warrants that it has sufficient right, title and interest in and to the Underlying Software and the LICENSED SOFTWARE to enter into this Agreement and further warrants that it is not aware that the Underlying Software or LICENSED SOFTWARE infringes any patent, copyright or other proprietary right of a third party and that it has not been notified by a third party of a possibility that the Underlying Software or LICENSED SOFTWARE might infringe any patent, copyright or other proprietary right of a third party.

12.02 DEVELOPER shall indemnify, defend and hold XEROX COMPANIES harmless from, and pay any judgment for, any claim, action or other proceeding brought against any XEROX COMPANY arising from the use of the LICENSED SOFTWARE (including reasonable attorneys' fees incurred in connection with the foregoing), providing that such XEROX COMPANY promptly notifies DEVELOPER in writing of any action or claim, allows DEVELOPER, at DEVELOPER'S expense, to direct the defense, gives DEVELOPER full information and reasonable assistance required to defend such suit, claim or proceeding, at no out-of-pocket expense to XEROX, and allows DEVELOPER to pay any judgment, provided further that DEVELOPER shall have no liability for any claim, action or other proceeding based upon acts or omissions by XEROX or for settlements or costs incurred without the knowledge of DEVELOPER. Any claim for indemnification hereunder shall be calculated on an after-tax basis and shall be after consideration of any insurance recoveries received by any XEROX COMPANY. To avoid infringement, DEVELOPER may, at its option, and at no charge to XEROX, obtain a


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license or right to continue the use of the LICENSED SOFTWARE, or modify the
LICENSED SOFTWARE so it no longer infringes, but is still an equivalent of the LICENSED SOFTWARE, or substitute an equivalent of the LICENSED SOFTWARE, or, if none of the foregoing are commercially reasonable, refund to XEROX all fees paid for the LICENSED SOFTWARE. DEVELOPER shall not have any obligation under this
Section 12.02 to the extent third-party claim is based on: (i) use of any altered version of the LICENSED SOFTWARE not authorized in writing by DEVELOPER.
(ii) use, operation or combination of the LICENSED SOFTWARE on or with programs, data, equipment or documentation not provided by DEVELOPER; and/or (iii) any activities of XEROX or its representatives after DEVELOPER has notified XEROX that such activities may result in the infringement of the intellectual property rights of any third party. This Section 12.02 states that entire liability of DEVELOPER and the exclusive remedy of XEROX with respect to any alleged infringement of third-party rights by the LICENSED SOFTWARE or any part thereof.

12.03 XEROX shall indemnify and hold DEVELOPER free and harmless from and against any and all costs (including attorneys' fees), liabilities, expenses, claims, demands, actions, or causes of action that may be incurred by or threatened against DEVELOPER and that arise out of (i) the failure of XEROX or its employees, representatives, agents or dealers ("Representatives") to comply with XEROX's obligations under Attachment V; (ii) any misrepresentation by XEROX or its Representatives in connection with DEVELOPER or the LICENSED SOFTWARE; and (iii) any other wrongful conduct of XEROX and the Representatives in connection with this Agreement. Notwithstanding the foregoing, XEROX shall have no obligation under this Section 12.03 unless DEVELOPER promptly notifies XEROX in writing of any action or claim, allows XEROX, at XEROX's expense, to direct the defense, gives XEROX full information and reasonable assistance required to defend such suit, claim or proceeding, at no out-of-pocket expense to DEVELOPER, and allows XEROX to pay any judgment, provided further that XEROX shall have no liability for any claim, action or other proceeding based upon acts or omissions by DEVELOPER or for settlements or costs incurred without the knowledge of XEROX.

XIII.    DISCLAIMER

13.01 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST CONTRACTS OR LOST PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT HOWEVER CAUSED UNDER A CLAIM OF ANY TYPE OR NATURE BASED ON ANY THEORY OF LIABILITY (INCLUDING CONTRACT, TORT OR WARRANTY) EVEN IF THE POSSIBILITY OF SUCH DAMAGES HAS BEEN COMMUNICATED. DEVELOPER'S TOTAL LIABILITY TO XEROX FOR ANY OBLIGATION UNDER THIS AGREEMENT SHALL NOT EXCEED (i) THE FEES PAID BY XEROX TO DEVELOPER PURSUANT TO ATTACHMENT II, IF SUCH LIABILITY RELATES TO THE DEVELOPMENT OF THE LICENSED SOFTWARE, OR (ii) THE FEE PAID BY XEROX TO DEVELOPER PURSUANT TO ATTACHMENT III FOR THE SPECIFIC UNIT OF LICENSED SOFTWARE IN QUESTION, IF SUCH LIABILITY RELATES TO PURCHASED UNITS OF LICENSED SOFTWARE. THE LIMITATIONS SET FORTH IN THIS PARAGRAPH SHALL NOT APPLY TO THE PARTIES' INDEMNIFICATION OBLIGATIONS STATED IN ARTICLE 12, WHICH SHALL BE GOVERNED BY THEIR TERMS. Notwithstanding anything else to the contrary, DEVELOPER will in no event refund more than one license fee per unit of LICENSED SOFTWARE, which refund, if required, will be paid to XEROX who agrees that it will be remit such amount to the End User.

XIV.     FORCE MAJEURE

14.01 Neither party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control, provided that the party experiencing such delay promptly notifies the other party of the delay.

XV.      ETHICAL STANDARDS

15.01 DEVELOPER agrees that, with respect to its role as supplier to XEROX including any interaction with any employee of XEROX, it shall not: (1) give or offer to give any gift or benefit to said employee, (2) solicit or accept any information, data, services, equipment, or commitment from said employee unless same is (i) required under a contract between XEROX and DEVELOPER, or (ii) made pursuant to a written disclosure Agreement between XEROX and DEVELOPER, or (iii) specifically authorized in writing by XEROX' management, (3) solicit or accept favoritism from said employee, and (4) enter into any outside business relationship with said employee without full disclosure to, and prior approval of, Xerox management. As used herein: "employee" includes members of the employee's immediate family and household, plus any other person who is attempting to benefit from his or her relationship to the employee.


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"DEVELOPER" includes all employees and agents of DEVELOPER. "Gift or benefit"
includes money, goods, services, discounts, favors and the like in any form but excluding low value advertising items such as pens, pencils and calendars. "Supplier" includes prospective, current and past suppliers, and "favoritism" means partiality in promoting the interest of DEVELOPER over that of other suppliers. Such activity by DEVELOPER shall constitute breach of contract by DEVELOPER and may further result in DEVELOPER'S debarment.

XVI.     CONFIDENTIAL INFORMATION


16.01 This Agreement supersedes any prior agreement as to the Underlying Software or the LICENSED SOFTWARE.

16.02 Each party (the "Receiving Party") agrees not to intentionally disclose or intentionally make available to any third party information received from the other party (the "Disclosing Party") (hereinafter referred to as "CONFIDENTIAL INFORMATION") in any form without the express written approval of the Disclosing Party.

16.03 The Receiving Party shall not use such CONFIDENTIAL INFORMATION except to the extent necessary to perform under this Agreement and shall not intentionally circulate the CONFIDENTIAL INFORMATION within its own organization except to those with a specific need to know such CONFIDENTIAL INFORMATION. If written approval by the Disclosing Party is given to the Receiving Party to disclose CONFIDENTIAL INFORMATION to a third party, the Receiving Party shall impose similar confidential restrictions on such third party to whom it discloses such CONFIDENTIAL INFORMATION.

16.04 The obligations on the Receiving Party recited herein shall terminate with respect to any particular portion of such CONFIDENTIAL INFORMATION when and to the extent that it is or becomes:

         (a)      Part of the public domain through no fault of the Receiving
                  Party;

         (b) Communicated by the Disclosing Party to a third party free of any obligation of confidence;

         (c) Independently developed by the Receiving Party without any reference to the CONFIDENTIAL INFORMATION; or

         (d) Known to the Receiving Party free of any obligation of confidence.


16.05    In no event shall the obligation of the Receiving Party as recited in
16.03 with respect to the CONFIDENTIAL INFORMATION extend beyond three (3) years from the date of disclosure.

16.06 Upon request by the Disclosing Party after Approval by XEROX of the LICENSED SOFTWARE or termination of this Agreement, whichever occurs first, the Receiving Party agrees to promptly return the CONFIDENTIAL INFORMATION to the Disclosing Party.

XVII.    ASSIGNMENT

17.01 This Agreement may not be assigned or transferred by either party without the prior written approval of the other party; provided that DEVELOPER may assign its rights to any purchaser of all or substantially all of its business, and XEROX may assign its rights hereunder, or any portion thereof, to any subsidiary or affiliate of XEROX or to any purchaser of all or substantially all of its business for which the LICENSED SOFTWARE is then licensed. Subject to the limitations heretofore expressed, this Agreement shall inure to the benefit of and be binding upon the parties, their successors, administrators, heirs and assigns.

XVIII.   MODIFICATION

18.01 This Agreement constitutes the entire Agreement of the parties as to the subject matter hereof and supersedes all prior and contemporaneous communications. This Agreement shall not be modified, except by a written Agreement signed by duly authorized representatives of DEVELOPER and XEROX.

XIX.     BANKRUPTCY

19.01    To the extent permitted by applicable law (including II U.S.C. Section
365) the non-defaulting party may terminate this Agreement immediately by written notice to the other in the event the other party makes an assignment for the benefit of its creditors, admits in writing an inability to pay debts as they mature, a trustee or receiver is appointed respecting all or a substantial part of the other party's assets, or a proceeding is instituted by or against the other party under any provision of the Federal Bankruptcy Act and is acquiesced in or is not dismissed within sixty (60) days, or results in an adjudication of bankruptcy. To the extent applicable law prevents the non-defaulting party from terminating this Agreement, if it should wish to do so as described above, then the parties shall have only those rights and remedies permitted by applicable law, including the United States Bankruptcy Act, including but not limited to II U.S.C. Section 365. However, XEROX, as the non-defaulting party, has the unrestricted right, at its option, not to terminate this Agreement and to continue as the exclusive distributor of the LICENSED SOFTWARE.


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
XX.      COMPLIANCE WITH THE LAW

20.01 DEVELOPER represents and warrants compliance with all Federal, State and local laws, ordinances and regulations applicable to this Agreement including, but not limited to, applicable requirements of (a) the Fair Labor Standards Act, (b) Executive Order 11246(c) the Vietnam Era Veterans Readjustment Assistance Act and the Rehabilitation Act.

XXI.     NONPUBLICITY

21.01    Without prior written consent of the other party, neither party shall
(a) make any news release, public announcement, denial or confirmation of this Agreement or its subject matter, or (b) advertise or publish any facts relating to this Agreement.

XXII.    CONTROLLING LAW

22.01 This Agreement shall be governed and construed in accordance with the laws of the State of New York.

XXIII.   GENERAL PROVISIONS

23.01 WAIVER Failure of either party to require strict performance by the other party of any provision shall not affect the first party's right to require strict performance thereafter. Waiver by either party of a breach of any provision shall not waive either the provision itself or any subsequent breach.

23.02 NO AGENCY It is agreed and understood that neither XEROX nor DEVELOPER has any authority to bind the other with respect to any matter hereunder. Under no circumstances shall either XEROX or DEVELOPER have the right to act or make any commitment of any kind to any third party on behalf of the other or to represent the other in any way as an agent.

23.03 BAILMENT All right, title and interest in and to any and all equipment or other materials provided by XEROX to DEVELOPER to further the purposes of this Agreement ("Xerox Property") shall remain at all times in XEROX. DEVELOPER holds Xerox Property as bailee and shall not substitute any property for Xerox Property, use such Xerox Property except for filling XEROX orders, or reproduce Xerox Property. DEVELOPER shall make entries in its books showing that Xerox Property is held for the account of XEROX and shall furnish XEROX on demand a true and complete inventory of Xerox Property held by DEVELOPER for any period of time requested by XEROX. While in DEVELOPER'S custody or control Xerox Property shall (a) be plainly marked or otherwise identified as "Property of Xerox Corporation" and stored in a separate area in DEVELOPER'S place of business, (b) be held at DEVELOPER'S sole risk, (c) be kept insured by DEVELOPER at its own expense in an amount equal to the then current replacement cost with loss payable to XEROX. DEVELOPER shall return Xerox Property to XEROX immediately upon demand.

23.04 SURVIVAL The provisions of this Agreement shall, to the extent applicable, survive the expiration or any termination hereof.

23.05 HEADINGS The headings and titles of the sections of the Agreement are inserted for convenience only and shall not affect the construction or interpretation of any provision.

23.06 SEVERABILITY If any provision of the Agreement is held invalid by any law, rule, order or regulation of any government, or by the final determination of any state or federal court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid.

23.07 ENTIRE AGREEMENT This Agreement, the Attachments, and the Source Code Escrow Agreement between XEROX, DEVELOPER and Fort Know Escrow Services Inc. dated July 31, 2001 which is hereby incorporated by reference and made a part hereof, constitute the entire Agreement of the parties as to the subject matter hereof and supersede any and all prior oral or written memoranda, understandings and Agreements as to such subject matter.

23.08 NO THIRD PARTY BENEFICIARIES This Agreement is not intended to inure to the benefit of any third party.

XXIV.    ATTACHMENTS

         24.01 THE TERMS AND CONDITIONS ON ATTACHMENTS "I," "II," "III," "IV," "V," "VI," "VII," "VIII," "IX" ARE ATTACHED HERETO AND MADE A PART HEREOF.

* Confidential information has been omitted and filed separately with the Commission

XEROX CORPORATION                                  T/R SYSTEMS, INC.:



By:  Harvey L. Huddleston                          By: Michael Kohlsdorf

Sig:      /s/ Harvey L. Huddleston                 Sig:       /s/ Michael Kohlsdorf
      ------------------------------------                -------------------------------------

Title: V.P./G.M. Alliances & Partnerships          Title: President and Chief Executive Officer


Date:     7/31/01                                  Date:    7/31/01

* Confidential information has been omitted and filed separately with the Commission

                         ATTACHMENT I -- SPECIFICATIONS

DEFINITIONS

UNDERLYING SOFTWARE

T/R Systems, Inc. M@estro Software

SPECIFICATIONS OF LICENSED SOFTWARE

A M@estro based software program for use with a cluster of printers using multiples of [ * ] model printers, which software has the functionality as detailed in the document entitled M@estro Version 1.0: Product Specification, dated July 23, 2001, and as limited with respect to each XEROX printer as outlined in the document Licensed Software Xerox Printers Configuration & Communication Functionality, attached hereto as Attachment VIII, which attachment shall be updated as provided in such attachment by the agreement of both XEROX and DEVELOPER.

ACCEPTANCE CRITERIA

The test attached hereto as Attachment IX shall be used to determine whether the LICENSED SOFTWARE conforms to the Specifications in all material respects, which test shall be updated as provided in such attachment by the agreement of both XEROX and DEVELOPER, and upon successful completion of such test with respect to each XEROX printer, as described in the Specifications, the LICENSED SOFTWARE will be deemed to have been accepted by XEROX with respect to such printer.


* Confidential information has been omitted and filed separately with the Commission

                       ATTACHMENT II -- DELIVERY AND FEE

                              SCHEDULE A - DELIVERY


DEVELOPER agrees to provide delivery to XEROX in accordance with the below expressed DELIVERY MILESTONE dates. XEROX agrees to deliver to DEVELOPER the printers described in Schedule B on the dates agreed to by both parties.



DEFINITIONS



"LAUNCH READY CODE" means code that meets the specifications set forth in Attachment I in all material respects and that is ready for customer installation.



                                DELIVERY SCHEDULE




PLATFORM             PRINTER                       DELIVERY DATE
                                                   LAUNCH READY CODE
-------------------- ----------------------------- ----------------------------

[  *  ]              [  *  ]                       [  *  ]
-------------------- ----------------------------- ----------------------------

[  *  ]              [  *  ]                       [  *  ]
-------------------- ----------------------------- ----------------------------

[  *  ]              [  *  ]                       [  *  ]
-------------------- ----------------------------- ----------------------------

[  *  ]              [  *  ]                       [  *  ]
-------------------- ----------------------------- ----------------------------

[  *  ]              [  *  ]                       [  *  ]
-------------------- ----------------------------- ----------------------------

* Confidential information has been omitted and filed separately with the Commission

                       ATTACHMENT II -- DELIVERY AND FEE

                              SCHEDULE B - FEE



In consideration of DEVELOPER (1) providing delivery to XEROX in accordance with the below expressed DELIVERY MILESTONE dates and (2) meeting the XEROX acceptance criteria expressed by XEROX in Attachment I of the Agreement, XEROX agrees to pay DEVELOPER a fee of [ * ] and deliver to DEVELOPER for development [ * ], per the DELIVERY AND FEE Schedule defined below:

DEFINITIONS

"LAUNCH READY CODE" means code that meets the specifications set forth in Attachment I in all material respects and that is ready for customer installation.



                                           % OF
          DELIVERY                          TOTAL       $FEE
         MILESTONE            DATE           FEE       $(000)
         ---------            ----         -------     ------
Wave I
-        [  *  ]
                              [ * ]          [ * ]       [ * ]
-        [  *  ]
                              [ * ]          [ * ]       [ * ]
Wave II
-        [  *  ]
                              [ * ]          [ * ]       [ * ]
Wave III
-        [  *  ]
                              [ * ]          [ * ]       [ * ]
-        [  *  ]
                              [ * ]          [ * ]       [ * ]


                                   PAGE II-2


* Confidential information has been omitted and filed separately with the Commission

                           ATTACHMENT III -- PRICING


In consideration of the rights granted XEROX by DEVELOPER in the Software Development & License Agreement to which this Attachment III is attached, XEROX shall pay DEVELOPER per the provisions of this Attachment:

DEFINITIONS


"Product" means the LICENSED SOFTWARE.



"Taxes" shall mean any and all taxes imposed or collected by any governmental entity worldwide or any political subdivision thereof and however designated or levied, on amounts payable to DEVELOPER for the billing and delivery of any Product or upon sale or lease of any Product, and any taxes or amounts in lieu thereof paid or payable in respect of the foregoing; exclusive, however, of withholding taxes, taxes imposed upon the net income of DEVELOPER or taxes in lieu of such net income taxes, and exclusive of any value added taxes ("VAT"), goods and services taxes ("GST") and other similar types of taxes that are recoverable by invoice credit or other similar credit to in a taxing jurisdiction in which DEVELOPER may file for such credit.


1. Prices; Payment. DEVELOPER agrees to invoice XEROX at the prices and terms of DEVELOPER's standard price list in effect on the date DEVELOPER receives XEROX's Order (as defined in Attachment V, the "Price List"). All prices quoted herein are exclusive of Taxes. XEROX shall make payment for each invoice within [ * ] days after the invoice date.


2. Invoices. DEVELOPER shall render to XEROX an original invoice for the Products in U.S. dollars, at the applicable price, together with any and all Taxes appropriately determined by DEVELOPER to be due from XEROX. Such invoice shall separately state any and all such Taxes. The invoice shall be in the form required by the appropriate governmental agency or as otherwise mutually agreed. The invoices shall be rendered to the persons or addresses XEROX shall designate, including a XEROX COMPANY.


3. Delivery; Packaging. Prices are based on delivery F.O.B. DEVELOPER's locations in Norcross, Georgia. If DEVELOPER changes the delivery date or amount of Products ordered in its acceptance of the Order (pursuant to Attachment V), XEROX may reduce the number of Products ordered or cancel the Order at its option within [ * ] days following notice from DEVELOPER. Prices for Products shall include the cost of packaging and packing. Aforesaid packaging shall be in conformance with Attachment VI.


4. Price Changes. DEVELOPER may change the Price List from time to time in its discretion, provided that such changes may not take place more than once in any twelve month period commencing with the Effective Date. DEVELOPER will notify XEROX of any such price changes [ * ] days prior to the changes taking effect. Any orders received by DEVELOPER prior to such notice shall be subject to the pre-change price. Price changes shall be exclusive of Taxes.


5.       Product Returns.

         (a) Defective Product Returns. XEROX may return to DEVELOPER, at DEVELOPER's option, for replacement or refund any Product that fails to meet the warranty set forth in the Software Development and License Agreement, provided it does so within the period specified in such agreement.

         (b) Returns of Conforming Products from End Users. In the event an End User wishes to return a Product within [ * ] days of purchase because such End User has determined that he does not agree to be bound by the terms of the End-User Agreement (as defined in Attachment V), as provided in the End-User Agreement, XEROX shall accept such return and refund the End User the license fee in full. If such Product's package has been opened, XEROX shall return the Product to DEVELOPER within [ * ] days of receipt from the End User, and DEVELOPER shall replace such opened package with a new packaged Product.


6. Tax Matters; Royalties. To the extent any amounts payable under this Agreement are deemed under the appropriate taxing jurisdiction to be royalties paid to DEVELOPER and any amounts paid to DEVELOPER or to Xerox on DEVELOPER'S behalf in respect of such royalties (or such deemed royalties) are subject to withholding taxes, such withholding taxes shall be considered to be based upon DEVELOPER's net income. Accordingly, payments to DEVELOPER in respect of such royalties (or such deemed royalties) shall be made net of such withholding taxes, and Xerox shall have no obligation to indemnify DEVELOPER for any such withholding taxes. Xerox shall promptly furnish receipts evidencing the payment of any such withholding taxes to DEVELOPER.

7. Relationship. XEROX and DEVELOPER agree that the relationship between them is one of principal and independent contractor and that neither DEVELOPER nor its employees shall be considered employees of XEROX.


* Confidential information has been omitted and filed separately with the Commission

                       ATTACHMENT IV -- TECHNICAL SUPPORT

RESPONSIBILITY


DEVELOPER'S "Maintenance and Support" shall include all MAINTENANCE MODIFICATIONS and PRODUCT FAILURE corrections for XEROX PRODUCTS.


DEFINITIONS


"PRODUCT" means the LICENSED SOFTWARE.

"DOCUMENTATION" means all written text including but not limited to manuals, brochures, specifications and software descriptions, in electronic, printed and/or camera ready form, and related materials customarily needed for use with LICENSED SOFTWARE.

"MAINTENANCE MODIFICATIONS" means modifications to code or DOCUMENTATION, or REVISIONS, including both the source code and object code thereto, which correct PRODUCT FAILURES, support new releases of the operating systems with which the code is destined to operate, support new input/output (I/O) devices, or provide other updates and corrections described in Attachment IV, entitled "Technical Support."

"PRODUCT FAILURE" means any error, unresolved problem, or defect caused by or resulting from (1) an incorrect functioning of code, or (2) an incorrect or incomplete statement or diagram in the DOCUMENTATION, if such error, problem, or defect renders the code inoperable, causes the code to fail to meet specifications thereof in any material respect, causes DOCUMENTATION to be inaccurate or incomplete in any material respect, or causes materially incorrect results.

SUPPORT FOR PRODUCTS During the term of this Agreement, DEVELOPER shall provide MAINTENANCE MODIFICATION services, which will consist of DEVELOPER using its best efforts to design, code and implement programming changes to the LICENSED SOFTWARE and modifications to the documentation to correct reproducible PRODUCT FAILURES therein such that the LICENSED SOFTWARE is brought into conformance with the Specifications listed in Attachment II, and otherwise provide support for Products [ * ], except as further set forth herein. In addition, upon termination/ expiration of the Agreement as applicable, and for at least [ * ] years after the date XEROX places a final order for Products to be delivered hereunder, DEVELOPER agrees to make available to XEROX, at mutually agreed prices and upon reasonable terms, support for Products which shall consist of using commercially reasonable efforts to correct PRODUCT FAILURES and provide corrected executable code to XEROX for direct or indirect distribution to End Users and providing telephone technical support to XEROX' or XEROX' authorized phone support centers with respect to such Product and the related Licensed Software. [ * ] If a PRODUCT FAILURE cannot be resolved by telephone technical support, DEVELOPER shall provide on site technical support to XEROX at the then current published DEVELOPER per diem rates to solve PRODUCT FAILURES within the Resolution Time as stated herein.

LIMITATIONS ON SUPPORT All services described on this Attachment IV will be provided by DEVELOPER only with respect to the latest version of Licensed Software and one previous version. For the purposes of counting the two software versions supported in such a case, Maintenance Modifications are not counted. Further, all services described on this Attachment IV will be provided by DEVELOPER only with respect to such portions of the Licensed Software that are owned by DEVELOPER or by XEROX, and no services will be provided with regard to portions of the Licensed Software owned by third parties. DEVELOPER is not making any warranty or representation that all errors can or will be corrected.

FIRST AND SECOND LEVEL SUPPORT RESPONSIBILITY XEROX will be the initial point of contact with its End Users and provide End-User assistance.

DEVELOPER will provide reasonable additional support and training when requested by XEROX during the pre-sale and pre-install phases of the Product(s) at DEVELOPER's then-standard time and material rates, plus, if required, reasonable travel expenses.

During the installation of the Product(s), XEROX will provide first level support to its End User to enhance End User satisfaction. DEVELOPER will provide such technical assistance as may be reasonably required by XEROX in this regard; at DEVELOPER's then-standard time and material rates, plus, if required, reasonable travel expenses.

During the post-sale and post-installation period, XEROX will provide second level telephone hotline


* Confidential information has been omitted and filed separately with the Commission support to its End Users for all End User caused problems, including, but not limited to, startup and security problems or configuration and installation errors, and engage DEVELOPER for more involved support if needed at DEVELOPER's then-standard time and material rates, plus, if required, reasonable travel expenses.


THIRD LEVEL SUPPORT RESPONSIBILITY DEVELOPER will provide third level support. DEVELOPER will cooperate with XEROX in the definition and resolution of PRODUCT FAILURES reported by XEROX, maintaining contact with XEROX throughout the resolution process and gathering additional diagnostic information required or duplicating problems whenever possible in a controlled environment.

DEVELOPER will maintain an integrated file record of PRODUCT FAILURES reported, whether or not it has been resolved and the nature of the solution. Upon the occurrence of a PRODUCT FAILURE for which a solution has previously been developed, DEVELOPER shall communicate the solution to XEROX.

DEVELOPER will report PRODUCT FAILURES to XEROX. DEVELOPER will perform the analysis of reported PRODUCT FAILURES and undertake commercially reasonable efforts to develop solutions or bypasses. DEVELOPER will maintain all available information and materials in machine readable format related to any PRODUCT FAILURES, resolved or unresolved.

If XEROX notifies DEVELOPER or DEVELOPER identifies a reproducible PRODUCT FAILURE, whereby the Documentation is inconsistent with the performance of the Product(s), then DEVELOPER will use its commercially reasonable efforts to implement programming or Documentation changes to ensure conformity. DEVELOPER will provide information, where such information is not clearly described in the associated documentation, and consulting assistance regarding the operation of the Product(s) in order to enable XEROX to perform its support responsibilities.

DEVELOPER will maintain current updated master libraries for the Product(s) including all programs and documentation and inform XEROX of any changes or updates.

SPAR PROCESS DEVELOPER shall use best efforts to correct PRODUCT FAILURES. In addition, DEVELOPER shall provide[ * ] telephone technical support with respect to Licensed Software during the term of this Agreement. [ * ] If a PRODUCT FAILURE cannot be resolved by telephone technical support, DEVELOPER shall provide on site technical support to XEROX at the then current published DEVELOPER per diem rates to solve PRODUCT FAILURES within the Resolution Time as stated below. Any Field/End User identified PRODUCT FAILURES will be managed through the XEROX Software Problem Action Request Process (SPAR Process).

"SPAR" means SOFTWARE PROBLEM ACTION REQUEST.

a.       SPAR(s) are determined by severity of the PRODUCT FAILURE.

b.       Severity levels are defined as follows:

         (i) Severity Level 1 shall be defined as a "catastrophic PRODUCT FAILURE" wherein the End User's system is down, and/or the user has no production capability.

         (ii) Severity Level 2 shall be defined as a "severe PRODUCT FAILURE" wherein the End User's system is up, but production capability is seriously degraded.

         (iii) Severity Level 3 shall be defined as a "moderate PRODUCT FAILURE" wherein the End User's system is up, but production capability is reduced.

         (iv) Severity Level 4 shall be defined as a "minor PRODUCT FAILURE" wherein the End User's system is up, with no significant impact to production.


DEVELOPER will respond to written SPARs (submitted by XEROX) in which XEROX has identified the Severity Level. DEVELOPER will use commercially reasonable efforts to perform the required modifications, if required, for the four severity levels and associated time frames as shown in Table A below. Resolution times are in working days, i.e., normal business days, measured from the day the SPAR is received by XEROX.


DEVELOPER will use best efforts to meet Level 1-4 SPAR "Investigation Time" and Resolution Time" time frames shown in TABLE A below in performing the required MAINTENANCE MODIFICATIONS. "CD" means calendar days and "WD" means working days, i.e., normal business days.


* Confidential information has been omitted and filed separately with the Commission

                                     TABLE A

       Level             Investigation          Resolution
                             Time                  Time

                           (Days)                (Days)

        1                 [  *  ]               [  *  ]

        2                 [  *  ]               [  *  ]

        3                 [  *  ]               [  *  ]

        4                 [  *  ]               [  *  ]


"INVESTIGATION TIME" is defined as the time necessary to 1) acknowledge the receipt of a PRODUCT FAILURE, and request additional information that may be necessary to analyze the PRODUCT FAILURE or 2) request any additional information as is necessary for the DEVELOPER technical support group to escalate the PRODUCT FAILURE to the DEVELOPER QA or engineering groups for resolution. In the event of such escalation, the DEVELOPER technical support group will be responsible for monitoring the timeliness of the QA/Engineering response, as well as keeping XEROX' technical support group updated as to the status of the PRODUCT FAILURE.

"RESOLUTION TIME" is defined as the time necessary to either: 1) resolve the PRODUCT FAILURE where it is proven to be the fault of DEVELOPER software or hardware by providing a software fix or work around, repairing or replacing the hardware, explaining functionality, or providing other solution, or; 2) provide reasonable explanation or evidence that the PRODUCT FAILURE is not the result of DEVELOPER hardware or software; or 3) XEROX and DEVELOPER mutually agree that no repair, replacement, or fix or other work around is required or that no further action is required on the part of DEVELOPER with respect to the PRODUCT FAILURE.

If DEVELOPER fails to meet the above resolution times with regard to SPAR Severity Level 1, at XEROX' option, XEROX may require DEVELOPER to provide a refund or a credit of [ * ] of the applicable Product price for all Purchase Orders placed for any Products during each period of time in which DEVELOPER fails to meet the resolution time set forth above.

Should DEVELOPER at any time fail to achieve a satisfactory MAINTENANCE MODIFICATION for SPAR Severity Level 1 or 2 for at least [ * ] of the occurrences over a period of at least one year within the time frames set forth previously in Table A, at XEROX's option (a) without termination of this Agreement, the parties shall negotiate in good faith to reach an agreement reducing the price per unit of LICENSED SOFTWARE and adjusting the time frames set forth in Table A, or (b) XEROX may terminate this Agreement (subject to the survival provisions of Section 23.04) and, provided XEROX has paid all fees hereunder due to DEVELOPER, obtain release of the source code for the LICENSED SOFTWARE pursuant to the Source Code Escrow Agreement and, at the sole expense and risk of XEROX attempt to correct the PRODUCT FAILURE in question, including making modifications to such source code to the extent necessary. If XEROX succeeds in correcting such PRODUCT FAILURE then: (1) XEROX will disclose to DEVELOPER in detail the specifics of any successful correction(s) that it makes within five (5) business days after the corrections are made; (2) the corrected version of the Licensed Software in question will deemed to be part of the Licensed Software for all purposes; and (3) XEROX shall have the right to retain for purposes of support hereunder such source code for the [ * ] support following termination of this Agreement referred to in this Attachment IV, following which XEROX shall surrender all copies of such source code to DEVELOPER. XEROX'S right to use the source code under this paragraph shall be limited to the right to provide support to then existing End Users of the Licensed Software and with respect to the latest version of the LICENSED SOFTWARE and one previous version in accordance with the terms of the Source Code Escrow Agreement and this Attachment IV and for no other purpose.

The services set forth herein shall be expressly contingent upon (1) XEROX promptly reporting any PRODUCT FAILURES in the LICENSED SOFTWARE or related documentation to DEVELOPER in writing; (2) Not modifying the LICENSED SOFTWARE without written consent of the DEVELOPER; and (3) XEROX utilizing the LICENSED SOFTWARE only as intended.

Notwithstanding anything in this Attachment to the contrary, DEVELOPER's obligations to meet the SPAR Investigation Time and Resolution Time in Table A shall apply only if the XEROX engines or equipment necessary to resolve such PRODUCT FAILURES are on DEVELOPER's premises (and XEROX has fulfilled all its maintenance obligations with respect to such engines or equipment). If such engines or equipment are not on DEVELOPER's premises (or have not been maintained by XEROX to the extent required), XEROX and DEVELOPER shall mutually agree on the Investigation Time and Resolution Time for a PRODUCT FAILURE and any costs incurred to resolve such PRODUCT FAILURE.



* Confidential information has been omitted and filed separately with the Commission

DEVELOPER SUPPORT LOCATION All services provided under this Maintenance and Support Agreement shall be provided from DEVELOPER'S facility unless DEVELOPER and XEROX mutually agree that it is necessary to provide such services at XEROX' facility.

TRAINING COURSES/MATERIALS DEVELOPER shall provide to XEROX and XEROX COMPANIES, [ * ] for labor or materials, [ * ] training sessions for XEROX and XEROX COMPANIES sales personnel with respect to the marketing of Product(s) at locations agreed to be determined by the parties. Such training will be designed to have XEROX' sales and trainees achieve the same level of knowledge and competency as required by DEVELOPER as a prerequisite to the training of its own personnel to sell its Product(s). The goal of this training is to ensure that XEROX' sales organization can effectively handle End User questions. The course will be provided in accordance with a mutually agreeable schedule and location. DEVELOPER will prepare complete training information following specific examples provided by XEROX as to training components, formats and supporting documentation. XEROX will provide DEVELOPER samples of similar training documentation and materials such that DEVELOPER may develop its material with the same general look and feel. DEVELOPER will cover training content development costs and XEROX will cover production and deployment costs. XEROX and DEVELOPER will work together to deploy the XEROX sales training events. XEROX shall be given one copy of such training materials which it may copy and distribute for purposes of training other employees or agents or other representatives of XEROX and XEROX COMPANIES.


* Confidential information has been omitted and filed separately with the Commission

               ATTACHMENT V -- DISTRIBUTION OF LICENSED SOFTWARE



1        Upon completion of the development of the LICENSED SOFTWARE and approval of the LICENSED SOFTWARE pursuant to Article VIII, XEROX COMPANIES have the exclusive right to distribute the LICENSED SOFTWARE themselves, or through authorized dealers or distributors, under the terms and conditions set forth in this Attachment V.

2        XEROX will submit written purchase orders to DEVELOPER (the
"Order(s)"), specifying quantities of the LICENSED SOFTWARE ordered and requested delivery dates, each of which dates shall be no earlier than five (5) business days after the date on which DEVELOPER receives the order in question. Orders issued by a Xerox Company operating outside of the United States shall also specify, when appropriate, the particular Xerox Company (including Xerox) that is to be invoiced for the LICENSED SOFTWARE specified therein. The parties acknowledge that Xerox makes no commitment concerning the number of units of LICENSED SOFTWARE it may elect to acquire for resale under the terms of this Agreement, and that such acquisition shall only be made upon issuance from time to time of Xerox purchase orders therefor.

3        Subject to supply, DEVELOPER will accept any Orders within [[ * ] days]
of receipt of such Order. Such acceptance may include a different delivery time. To the extent that the terms of any Order delivered in connection with any LICENSED SOFTWARE hereunder conflict with the terms of this Agreement, the terms of this Agreement shall govern.

4        DEVELOPER and Xerox shall comply with all applicable laws and regulations respecting the export, directly or indirectly, of any technical data acquired from the other under this Agreement or any LICENSED SOFTWARE utilizing any such data to any country the laws or regulations of which at the time of export, require an export license or other government approval including but not limited to first obtaining such license or approval.

5        Payment for any Orders shall be pursuant to the provisions of Article V and Attachment III of this Agreement.

6        DEVELOPER shall deliver to XEROX the number of units of the LICENSED
SOFTWARE in packages (described on Attachment VI) provided for in Section 2 of this Attachment, each package containing a copy of the LICENSED SOFTWARE, as it may be updated by DEVELOPER from time to time; a copy of the DOCUMENTATION in hard copy form, as it may be updated by DEVELOPER from time to time; and a copy in hard copy form of the license agreement attached hereto as Attachment VII governing the use of the LICENSED SOFTWARE by End-Users, as such form of agreement may be modified from time to time by DEVELOPER and provided to XEROX with the LICENSED SOFTWARE (the "End-User Agreement"), which terms must first be accepted by the End-User in the manner described in the End-User Agreement.

7        XEROX shall not remove or alter any proprietary rights notices placed in or on the LICENSED SOFTWARE by DEVELOPER. XEROX acknowledges that DEVELOPER's trademarks, trade names, service marks ("DEVELOPER's Marks") are owned solely and exclusively by DEVELOPER and agrees to use the DEVELOPER's Marks only in the form and manner and with appropriate legends indicating registration and/or ownership as prescribed by DEVELOPER.

8        LICENSED SOFTWARE shall be distributed in a hard copy only, as part of a package. XEROX may not otherwise distribute the LICENSED SOFTWARE. LICENSED SOFTWARE sold by XEROX are subject to the terms and conditions specified in the End-User Agreement. The End-User Agreement shall contain the terms under which an End User of XEROX will receive, hold and use the LICENSED SOFTWARE and any obligations between DEVELOPER and XEROX's End Users.

9        DEVELOPER may discontinue the manufacture of the LICENSED SOFTWARE or change the LICENSED SOFTWARE materially, provided that DEVELOPER gives XEROX not less than [ * ] days' prior written notice of such LICENSED SOFTWARE discontinuance or change. Provided XEROX's requested delivery times are within the normal order-delivery lead time, DEVELOPER agrees to use all reasonable efforts to honor all XEROX purchase orders for such discontinued LICENSED SOFTWARE.

10       XEROX agrees and acknowledges that it shall have no right under this
Agreement or otherwise to (i) incorporate the LICENSED SOFTWARE into any other software or hardware product, or permit such incorporation; (ii) knowingly distribute the LICENSED SOFTWARE, DOCUMENTATION or any portion thereof, or permit such distribution to any third party for the purpose of resale, redistribution, or disclosure to any other person or entity; (iii) modify the LICENSED SOFTWARE, DOCUMENTATION or End-user Agreement or any portion thereof; (iv) disassemble, decompile or otherwise reverse engineer the LICENSED SOFTWARE or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the LICENSED SOFTWARE; (v) disclose or permit the disclosure of any unique code associated with each copy of the LICENSED SOFTWARE that would allow an End-User to use the LICENSED SOFTWARE; or (vi) take any action adverse or contrary to the End-User Agreement.


                                    PAGE V-1


* Confidential information has been omitted and filed separately with the Commission

               ATTACHMENT VI -- DESCRIPTION OF PRODUCT PACKAGING



[  *  ]



                                   PAGE VI-1

* Confidential information has been omitted and filed separately with the Commission

                      ATTACHMENT VII -- END-USER AGREEMENT

M@estro(R) Software License Agreement

IMPORTANT--READ THESE TERMS CAREFULLY BEFORE USING OR INSTALLING THIS SOFTWARE. BY USING OR INSTALLING THIS SOFTWARE, YOU ACKNOWLEDGE THAT YOU HAVE READ THIS SOFTWARE LICENSE AGREEMENT, THAT YOU UNDERSTAND IT, AND THAT YOU AGREE TO BE BOUND BY ITS TERMS. IF YOU DO NOT AGREE TO THE TERMS AND CONDITIONS OF THIS SOFTWARE LICENSE AGREEMENT, PROMPTLY RETURN THIS PACKAGE TO YOUR SUPPLIER WITHIN THIRTY (30) DAYS FROM YOUR PURCHASE, AND YOUR MONEY WILL BE REFUNDED.

This Software License Agreement enumerates the terms and conditions upon which T/R Systems, Inc., grants use of the M@estro(R) software programs ("Software") and M@estro(R) documentation ("Documentation") to the end-user of the M@estro(R) digital printing system. T/R Systems, Inc., the owner and licensor of the Software and Documentation, is referred to as "Licensor", and the end-user and purchaser of the M@estro(R) system is referred to as the "User".

1. LICENSE. Licensor is the exclusive owner of the Software and Documentation. Licensor grants to User, and User accepts, a non-exclusive license to use the Software and Documentation.

User's right to use the M@estro(R) Software and Documentation under this Agreement is called the "License." Software means the computer programs included within the M@estro(R) digital printing system being sold to User contemporaneously with delivery of this Agreement (the "Purchased M@estro(R)"). Documentation means any user manual and other materials provided User relating to the Software.

2. AUTHORIZED USER. User alone has the right to use the Software and Documentation. User may not allow another person or entity to use the Software or Documentation, except to the extent permitted by Section 4 of this Agreement.

3. AUTHORIZED USE. User may use the Software and Documentation only with the M@estro(R)digital printing system. User may not use the Software in respect of any other printers or any other equipment whatsoever.

Without T/R Systems' prior express written consent, User may NOT (1.) copy the Software, (2.) copy the Documentation, other than for its internal use; (3.) decompile, disassemble, reverse engineer, or cross-compile the Software or seek to do any of the foregoing); (4.) merge or embed the Software into another program; or (5.) modify or alter the Software or Documentation.

4. ASSIGNMENT. User may assign the License to another person, but ONLY if (1.) prior written approval is obtained from the Company, (2.) the assignment is for the remainder of the License term, (3.) User delivers all of the Software and Documentation to the assignee, (4.) the assignee delivers the Software License Agreement in this form in favor of Licensor, (5.) the entire Purchased M@estro(R)system is transferred and delivered to the assignee and (6.) the assignee agrees in writing with T/R Systems to be bound by the terms hereof.

When User assigns this License, User's right to use the Software and Documentation ends. User may not assign the License or direct product of the Software or Documentation to persons located in certain countries specified by the United States Export Administration Act.

5. TERM. The License is effective for a term coincident with use of the Purchased M@estro(R). Licensor may terminate the License if User violates this Agreement. User must then return the Software and the Documentation to Licensor.


* Confidential information has been omitted and filed separately with the Commission

6. LICENSOR'S RIGHTS. Licensor's Software and Documentation contain confidential unpublished information protected by copyright, trade secret, trademark and patent laws. User may not disclose the Software or Documentation to others, or remove or alter Licensor's ownership and copyright notices on the Software, Purchased M@estro(R) or the Documentation. User must prevent any unauthorized use, copying, or disclosure of the Software and Documentation. These obligations survive any termination or the License.

7. INFRINGEMENT. User shall promptly notify Licensor if any party makes a claim against User that the Software or Documentation infringes its rights. If User gives Licensor sufficient notice and such claim of infringement is deemed by T/R Systems to represent a bona fide claim, Licensor will at its option make the Software and Documentation non-infringing, obtain for User the right to use the Software and Documentation, or give User an appropriate refund. This is User's sole remedy in the event of a claim of infringement.

8. LIMITED WARRANTY AND DISCLAIMER OF OTHER WARRANTIES AND LIABILITIES. Licensor warrants that the Software will be free of material defects for a period of ninety (90) days immediately following the date of delivery. Should the Software not so operate, User's exclusive remedy, and T/R System's sole obligation under this warranty, shall be, at T/R System's sole discretion, repair of the defect, replacement of the Software, or refund of the purchase price paid for the Software, provided that such failure to operate was not a result of accident, abuse, or misapplication. Any repair or replacement will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer. Without limiting the generality of the foregoing, T/R Systems shall not have any responsibility for any third party products, service, hardware, software or other items provided with or incorporated into the M@estro(R) digital printing system.

EXCEPT FOR THE LIMITED WARRANTY DESCRIBED ABOVE, THERE ARE NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, FOR THE SOFTWARE OR DOCUMENTATION, WHICH ARE LICENSED TO USER "AS IS." LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTY AS TO PERFORMANCE OF THE SOFTWARE OR AS TO RESULTS USER MAY OBTAIN FROM IT. LICENSOR ALSO EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

IN NO EVENT SHALL LICENSOR, OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY OF THE SOFTWARE OR DOCUMENTATION, BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES RESULTING FROM THE USE OF THE SOFTWARE OR DOCUMENTATION OR ARISING OUT OF ANY BREACH OF ANY WARRANTY. T/R SYSTEM'S AGGREGATE LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS SOFTWARE LICENSE AGREEMENT OR WITH RESPECT TO THE SOFTWARE AND DOCUMENTATION OR OTHERWISE SHALL NOT EXCEED THE AMOUNT OF THE LICENSE FEE PAID BY USER FOR THE SOFTWARE AND DOCUMENTATION.

9. ARBITRATION. The parties hereto will attempt in good faith to resolve any dispute or claim arising out of or relating to this Software License Agreement promptly through negotiations between them. Subject to aforesaid the parties hereto shall refer any dispute arising out of or in connection with this Software License Agreement to arbitration to be carried out by a single arbitrator agreed by the parties hereto who shall be an attorney at law experienced in software services contracts and according to the provision of the rules of the American Arbitration Association ("AAA") and the decision of the arbitrator shall be final and binding on both the parties hereto. Such arbitration shall be conducted by the Atlanta, Georgia office of the AAA in Atlanta, Georgia. In the event that the parties fail to agree upon the selection of the arbitration within thirty (30) days after either party's request for arbitration under this Section 9, the arbitrator shall be chosen by AAA. The arbitrator may in his discretion order documentary discovery, but in no event may depositions be taken. The arbitrator will award to the prevailing party, if any, as determined by the arbitrator, all reasonable preaward expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees. The arbitrator shall have no authority to award punitive damages. Judgment on the award of the arbitrator may be entered in and enforced by any court of competent jurisdiction. The arbitrator will have no authority to award damages in excess or in contravention of this Section 9 and may not amend or disregard any provision of this Section 9.


* Confidential information has been omitted and filed separately with the Commission

Notwithstanding the foregoing, no issue related to the ownership of intellectual property shall be subject to arbitration but shall instead be subject to determination by a court of competent jurisdiction.

10. GENERAL. This Agreement shall be governed by the laws of the State of Georgia and the United States. If, notwithstanding the foregoing choice of law, the law of another jurisdiction is applied to this Agreement, then any term of this Agreement found to be inconsistent with such law shall automatically be deemed to be revised to the limited extent necessary to comport with such law without affecting any of the remaining terms. Any waiver by Licensor of a breach of this Agreement shall not constitute a waiver of any later breach. No legal action arising out of this Agreement may be commenced by User more than one year after the cause of action has accrued. In any legal action to enforce this Agreement, the prevailing party shall be entitled to recover reasonable expenses and attorneys' fees.

This Agreement represents the entire and complete agreement between the parties hereto, and supersedes any prior agreement, oral or written, and any other communications between the parties on the Software and Documentation. This Agreement will be effective upon delivery of the M@estro(R) digital printing system together with the License Software and Documentation.


T/R Systems, Inc.
1300 Oakbrook Drive
Norcross, Georgia  30093

-------------------------------------------------------------

[  *  ] SUBLICENSES

(1) Only a personal, nontransferable, and nonexclusive right to use the Product is granted to such end user;

(2) [ * ] RETAINS ALL TITLE TO THE SOFTWARE AS INCORPORATED IN THE PRODUCT, AND ALL COPIES THEREOF, AND NO TITLE TO THE SOFTWARE, OR ANY INTELLECTUAL PROPERTY IN THE SOFTWARE, IS TRANSFERRED TO SUCH END USER;

(3) The end user may not copy (i) the Product, except for one (1) copy for backup or archival purposes only and only as necessary to use the Product; or
(ii) any documentation accompanying the Product. All such copies are the proprietary information of Distributor and its licensors and suppliers and are subject to their copyrights;

(4) THE END USER AGREES NOT TO REVERSE ENGINEER, DECOMPILE, OR OTHERWISE ATTEMPT TO DERIVE SOURCE CODE FROM THE PRODUCT;

(5) [ * ] is an intended third party beneficiary of the end user sublicense and is entitled to enforce it in its own name directly against the end user;

(6) [ * ] WILL NOT BE LIABLE TO THE END USER FOR ANY GENERAL, SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR OTHER DAMAGES ARISING OUT OF THE LICENSE OF THE PRODUCT EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES;

(7) Upon termination of the license, the end user will return all copies of the Product to Distributor;

(8) [ * ] makes no warranties, express, implied or statutory, regarding the Product and the Software, including without limitation the implied warranties of merchantability and fitness for a particular purpose, or their equivalent under the laws of any jurisdiction.


* Confidential information has been omitted and filed separately with the Commission

                                 ATTACHMENT VIII

                                LICENSED SOFTWARE
                                 XEROX PRINTERS
                   CONFIGURATION & COMMUNICATION FUNCTIONALITY


CONFIGURATION



The Licensed Software shall be developed in order to function in connection with the following equipment and software:

[  *  ]


LICENSED SOFTWARE MIB AND SNMP LIST


The following table shows what MIB objects are needed by the Licensed Software to operate correctly. An additional column has been added to show the ranking of the MIB objects with respect to the importance of the MIB object within the Licensed Software.

Low The Licensed Software can operate without this value; however, some the Licensed Software GUI elements may be impacted.

Med Typical very important; however, in some cases another MIB object is used when the primary one is unavailable.

High     Must have to operate correctly.

[  *  ]


THIS DOCUMENT IS THE CONFIDENTIAL PROPERTY OF T/R SYSTEMS, INC. AND IS INTENDED ONLY FOR LIMITED DISTRIBUTION WITHIN T/R SYSTEMS, INC. AND XEROX CORPORATION.


* Confidential information has been omitted and filed separately with the Commission

                                  ATTACHMENT IX

                        LICENSED SOFTWARE ACCEPTANCE TEST

                                 TEST PROCEDURES

Equipment and Software Configuration requirements for testing the Licensed
Software: [ * ]


* Confidential information has been omitted and filed separately with the Commission